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                                                      Exhibit 23B



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of Centel Corporation (a Kansas corporation) dated February 3, 1993, included in Sprint Corporation's Form 10-K dated March 14, 1994, into Sprint Corporation's registration statement of Form S-8 covering the registration of 7,000,000 shares of Common Stock.

                                        /s/ ARTHUR ANDERSEN & CO.

                                        ARTHUR ANDERSEN & CO.


Chicago, Illinois
May 17, 1994